Exhibit 99.1

Tri-Isthmus Group, Inc. 149 South Barrington Ave., Suite 808 Los Angeles, CA 90049 Phone: +1-818-887-6659 E-mail: info@tig3.com http://www.tig3.com	Investor Relations Contact: Hawk Associates, Inc. Frank Hawkins and Julie Marshall Phone: +1-305-451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com

News Release: final FOR IMMEDIATE RELEASE

TIGroup Acquires Controlling Interest in
Healthcare Services Provider
LOS ANGELES — November 5, 2007. Tri-Isthmus Group, Inc. (“TIGroup”), a provider of financial solutions to the healthcare industry, announced the acquisition of a controlling interest in Rural Hospital Acquisition LLC (“RHA”). Based in Oklahoma City, RHA owns and operates three critical access hospitals in Oklahoma and provides ancillary healthcare services.
TIGroup’s Chairman and CEO, David Hirschhorn said, “TIGroup is building a portfolio of interests in healthcare services operations, including ambulatory surgery centers, rural hospitals, surgical hospitals and other healthcare delivery platforms in partnership with physicians and physician group practices. The RHA investment represents an important development for TIGroup, consistent with our strategy of providing flexible financial solutions to businesses delivering quality healthcare solutions outside of traditional hospital settings and in support of new treatment solutions.
“TIGroup’s investment in RHA will provide growth capital to fund the expansion of its unique platform through joint ventures and partnerships with physician-led healthcare businesses in Oklahoma and throughout the regional market. For TIGroup, this is the first of what we hope will be many ventures with regional and community healthcare services providers. Our goal is to help these businesses improve the quality and breadth of healthcare services in their markets and, of course, to deliver attractive returns to our partners and shareholders.”
RHA’s Chairman and CEO Mike Schuster added, “The support and capital markets expertise that TIGroup brings represents an exciting opportunity for RHA to leverage our current operations. This investment will enable us to expand our presence as a significant provider of alternative health care services in each of our current markets and beyond. TIGroup’s backing will be instrumental in building a business that we believe can grow to $100 million in annual revenues over the next three to four years. We expect to immediately begin working on extending our operations by forging partnerships with doctors at our current facilities and other physician-owned businesses in our markets to become a leading provider of healthcare services in the region.”
Dennis Smith, CFO of TIGroup, said, “We are pleased to be partnering with RHA, and to do so on terms that are quite favorable to our shareholders. This transaction adds strength to our balance sheet and significantly enhances our operating results, with annualized revenues estimated to reach $20 million in 2008.”

About Rural Hospital Acquisition LLC
Rural Hospital Acquisition LLC (“RHA”) creates partnerships with local physicians to identify, organize, develop and operate medical programs, services, and facilities that meet the identified needs of residents in targeted market areas. The company currently operates three rural critical access hospitals in Anadarko, Stroud and Tishomingo, Oklahoma. In addition, RHA provides both Part A and Part B centralized billing to its hospitals and affiliated physician clinics. RHA’s future growth plans are focused on developing and consolidating healthcare services in regions around its current operations as well as in new opportunities in Oklahoma and surrounding states.
About Tri-Isthmus Group, Inc.
Tri-Isthmus Group, Inc. (“TIGroup”) provides flexible financial solutions to businesses delivering quality healthcare solutions outside of traditional hospital settings and in support of new treatment solutions. For more information, visit http://www.tig3.com. TIGroup’s common shares trade over-the-counter as TISG.OB.
A profile for investors can be accessed at http://www.hawkassociates.com/tisgprofile.aspx. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at +1-305- 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for TIGroup, sign up at http://www.hawkassociates.com/email.aspx.
Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.